Exhibit 99.1

NASDAQ OMX Announces Completion of Refinancing Transactions

NEW YORK, Jan 15, 2010 (GlobeNewswire via COMTEX News Network) — The NASDAQ OMX Group, Inc. (Nasdaq:NDAQ) today announced the closing of its $1 billion underwritten public offering of senior notes and its $950 million senior unsecured credit facility. As previously announced, the senior notes were issued in two separate series consisting of $400 million aggregate principal amount of 4.00% Senior Notes due 2015 and $600 million aggregate principal amount of 5.55% Senior Notes due 2020. The new credit facility includes a $700 million funded term loan and a $250 million unfunded revolver.

NASDAQ OMX applied the net proceeds for the senior notes offering, the funded term loan and cash on hand to repay all amounts outstanding under its existing senior secured credit facilities and terminated the associated credit agreement.

The Notes have been offered pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC served as joint book-running managers of the notes offering.

In connection with the new credit facility Bank of America, N.A. serves as administrative agent, swingline lender, issuing bank and a lender; Nordea Bank AB (publ.) and Skandinaviska Enskilda Banken AB (publ.) serve as Nordic lead arrangers and joint bookrunning managers; Banc of America Securities LLC and J.P. Morgan Securities Inc. serve as U.S. lead arrangers and joint bookrunning managers; and JPMorgan Chase Bank, N.A., Nordea Bank AB (publ.) and Skandinaviska Enskilda Banken AB (publ.) serve as documentation agents and lenders.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About NASDAQ OMX

The NASDAQ OMX Group, Inc. is the world’s largest exchange company. It delivers trading, exchange technology and public company services across six continents, with approximately 3,700 listed companies. NASDAQ OMX offers multiple capital raising solutions to companies around the globe, including its U.S. listings market, NASDAQ OMX Nordic, NASDAQ OMX Baltic, NASDAQ OMX First North, and the U.S. 144A sector. The company offers trading across multiple asset classes including equities, derivatives, debt, commodities, structured products and exchange-traded funds. NASDAQ OMX technology supports the operations of over 70 exchanges, clearing organizations and central securities depositories in more than 50 countries. NASDAQ OMX Nordic and NASDAQ OMX Baltic are not legal entities but describe the common offering from NASDAQ OMX exchanges in Helsinki, Copenhagen, Stockholm, Iceland, Tallinn, Riga, and Vilnius.

Cautionary Note Regarding Forward-Looking Statements

The matters described herein may contain forward-looking statements that are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about NASDAQ OMX’s proposed refinancing. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to, factors detailed in NASDAQ OMX’s annual report on Form 10-K, and periodic reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to release any revisions to any forward-looking statements.

NDAQF

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SOURCE: The NASDAQ OMX Group, Inc.

CONTACT: The NASDAQ OMX Group, Inc.

Bethany Sherman

+1 212 401 8714

Bethany.sherman@nasdaqomx.com

Silvia Davi

+1 646 441 5014

Silvia.davi@nasdaqomx.com

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